UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 5, 2013

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

(509) 568-7800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders

Ambassadors Group, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 5, 2013 (the “2013 Meeting”). The results of the proposals voted on by the Company’s stockholders at the Annual Meeting were as follows:

1. To amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors of the Company (the “Board”).

For	Against	Abstentions	Broker Non-Votes
12,891,609	100,236	15,427	2,288,146

As previously disclosed, on July 9, 2012, the Board unanimously approved an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate Amendment”) and an amendment to the Bylaws of the Company (the “Bylaws Amendment”, and together with the Certificate Amendment, collectively, the “Amendments”) to declassify the Board, subject to, and effective upon, the approval by the Company’s stockholders of the Certificate Amendment at the 2013 Meeting.

In connection with the proposed declassification of the Board, on July 9, 2012, each of the Class II directors, James M. Kalustian, Lisa Rapuano and Timothy M. Walsh, whose terms were scheduled to expire in 2015, and each of the Class III directors, Daniel G. Byrne, Nilofer Merchant and Peter H. Kamin, whose terms were scheduled to expire in 2014, tendered his or her resignation as a director of the Company, to be effective upon the approval of the Certificate Amendment by the stockholders of the Company at the 2013 Meeting.

Prior to the 2013 Meeting, the Board was divided into three classes, with each director elected for a three-year term. As a result of this proposal being approved, upon filing the Certificate Amendment with the Delaware Secretary of State, the Board was declassified and all of the directors will be elected at least annually.

2. If Proposal 1 to declassify the Board is approved by the stockholders, to elect eight (8) directors nominated by the Board to serve until the Company’s 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Name	For	Withheld	Broker Non-Votes

James M. Kalustian	12,378,222	629,050	2,288,146

Lisa O’Dell Rapuano	12,795,408	211,864	2,288,146

Timothy M. Walsh	12,534,703	472,569	2,288,146

Ricardo Lopez Valencia	10,050,675	2,956,597	2,288,146

Debra Dulsky	12,844,245	163,027	2,288,146

Daniel G. Byrne	12,444,967	562,305	2,288,146

Nilofer Merchant	12,480,962	526,310	2,288,146

Peter H. Kamin	12,303,344	703,928	2,288,146

This proposal 2 was contingent upon the approval of proposal 1 to declassify the Board. Since proposal 1 to declassify the Board was approved,  the eight nominees who received the highest number of votes (all of the above individuals) were elected to the Board to hold office for a one-year term and until their respective successors are elected and qualified. Since proposal 1 was approved, proposal 3 set forth in the Company’s Proxy Statement to elect two Class I directors to serve until the Company’s 2016 Annual Meeting of Stockholders if proposal 1 to declassify the Board was not approved, was deemed null and void.

 3. To approve, in an advisory vote, the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
11,894,305	1,100,465	12,502	2,288,146

    This proposal was approved.

4. To approve the Company’s 2013 Stock Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
11,619,859	1,376,261	11,152	2,288,146

    This proposal was approved.

5. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstentions
15,131,312	35,045	129,061

    This proposal was approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Ambassadors Group, Inc. incorporated by reference to the registrant’s Form 8-K filed on July 10, 2012.
3.2	Certificate of Amendment of By-Laws of Ambassadors Group, Inc. incorporated by reference to the registrant’s Form 8-K filed on July 10, 2012.
10.1	2013 Stock Incentive Plan incorporated by reference to the registrant’s Definitive Proxy Statement on Form 14A filed on May 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date June 7, 2013	By:	/s/Anthony F. Dombrowik

Anthony F. Dombrowik Interim Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Ambassadors Group, Inc. incorporated by reference to the registrant’s Form 8-K filed on July 10, 2012.
3.2	Certificate of Amendment of By-Laws of Ambassadors Group, Inc. incorporated by reference to the registrant’s Form 8-K filed on July 10, 2012.
10.1	2013 Stock Incentive Plan incorporated by reference to the registrant’s Definitive Proxy Statement on Form 14A filed on May 6, 2013.